                                                                     EXHIBIT 4.2

                             SUPPLEMENTAL INDENTURE

      This Supplemental Indenture (the "Supplemental Indenture") dated as of December 31, 2004, supplements, amends and modifies that certain Indenture (the "Indenture") dated as of July 9, 2001 among Matria Healthcare, Inc., a Delaware corporation (the "Issuer"), Matria Holding Company, Inc., a Delaware corporation ("Holdco"), the subsidiary Guarantors listed therein and Wells Fargo Bank, N.A., a national banking association, as Trustee.

      WHEREAS, the Issuer, Holdco and Matria MergerSub, Inc., a Delaware corporation and an indirect, wholly owned subsidiary of Holdco ("MergerSub"), have executed and delivered an Agreement of Merger and Plan of Reorganization dated as of December 30, 2004 pursuant to which MergerSub will be merged with and into the Issuer (the "Merger"), which will be the corporation surviving the Merger, and the outstanding capital stock of the Issuer will be converted into capital stock of Holdco.

      WHEREAS, to effect the Merger, the Issuer has incorporated Holdco as a direct, wholly-owned subsidiary, which in turn has incorporated MergerSub.

      WHEREAS, as a result of effectuation of the Merger, Holdco will become a holding company and the Issuer will become a direct wholly-owned subsidiary of Holdco.

      WHEREAS, the Merger will be effected pursuant to Section 251(g) of the General Corporation Law of the State of Delaware ("DGCL"), which permits effectuation of such a merger without a vote of stockholders of either constituent corporation.

      WHEREAS, pursuant to the Merger, the corporate name of the Issuer will be changed to "Matria Women's and Children's Health, Inc." and immediately thereafter, the corporate name of Holdco will be changed to "Matria Healthcare, Inc."

      WHEREAS, the Issuer has outstanding certain indebtedness issued pursuant to the Indenture and Holdco and the Issuer intend that Holdco will assume the obligations of the Issuer with respect to such indebtedness and with respect to the Indenture and that the Issuer's sole obligations with respect to such indebtedness and with respect to the Indenture shall be that of Guarantor.

      NOW, THEREFORE, in consideration of the premises, the covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto covenant and agree as follows:

                                    ARTICLE I

      Section 1.1 Capitalized Terms. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Indenture.

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      Section 1.2 Notes. Pursuant to Section 5.01 and 5.02 of the Indenture,
Holdco shall, effective as of the effective time of the Merger under the DGCL (the "Effective Time"), assume, and shall thereafter timely pay, perform and discharge, each and every obligation of the Issuer under and with respect to those certain 11% Series B Senior Notes due 2008 (the "Notes") issued by the Issuer in an aggregate principal amount of $120.0 million pursuant to the Indenture, $2.0 million of which remain outstanding.

      Section 1.3 Indenture. Pursuant to Section 5.01 and 5.02 of the Indenture, Holdco shall, effective as of the Effective Time, assume, and shall thereafter timely pay, perform and discharge, each and every obligation of the Issuer under and with respect to the Indenture. From and after the Effective Time, Issuer's obligation to pay, perform or discharge any indebtedness issued under the Indenture shall be that of Guarantor.

                                   ARTICLE II

      Section 2.1 Effectiveness. Although this Supplemental Indenture may be executed and delivered by the parties hereto prior to the Effective Time, the provisions hereof shall not become effective unless and until the Merger becomes effective under the DGCL and, under such circumstances, shall become effective concurrently with the Effective Time of such Merger. From and after the Effective Time, the Indenture, as hereby supplemented, amended and modified, shall remain in full force and effect.

      Section 2.2 References. Each reference in the Indenture or this Supplemental Indenture to any article, section, term or provision of the Indenture shall mean and be deemed to refer to such article, section, term or provision of the Indenture, as modified by this Supplemental Indenture, except where the context otherwise indicates.

      Section 2.3 Benefit. All the covenants, provisions, stipulations and agreements contained in this Supplemental Indenture are and shall be for the sole and exclusive benefit of the parties hereto, their successors and assigns, and of the holders and registered owners from time to time of the Notes as hereby amended and supplemented.

      Section 2.4 Receipt by Trustee. In accordance with Section 11.04 and 11.05 of the Indenture, the Trustee acknowledges that it has received an Officer's Certificate and Opinion of Counsel stating that the execution of this Supplemental Indenture is permitted by the Indenture and all conditions precedent and covenants relating to the execution of this Supplemental Indenture have been satisfied.

      Section 2.5 The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity, legality or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by Issuer and Holdco.

      Section 2.6 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person other than the Holders and the Trustee, any legal or equitable right,

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remedy or claim under or in respect of this Supplemental Indenture or the
Indenture or any provision herein or therein contained.

      Section 2.7 Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed an original and all of which taken together shall be deemed to be a single instrument.

      Section 2.8 Governing Law. This Supplemental Indenture shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such state without regard to principles of conflicts of laws, except as may otherwise required by mandatory provisions of law.

      Section 2.9 Separability. Each provision of this Supplemental Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      Section 2.10 Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

      Section 2.11 Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

      IN WITNESS WHEREOF, Matria Healthcare, Inc., Matria Holding Company, the subsidiary guarantors and Wells Fargo Bank, N.A. have each caused this Supplemental Indenture to be executed in its corporate name by the officer whose name is subscribed below, all as of the day and year first above written.

                                    MATRIA HEALTHCARE, INC.

                                    By:    /s/ Parker H. Petit
                                       -----------------------------------------
                                    Name:  Parker H. Petit
                                    Title: Chairman and Chief Executive Officer

                                    MATRIA HOLDING COMPANY, INC.

                                    By:    /s/ Parker H. Petit
                                       -----------------------------------------
                                    Name:  Parker H. Petit
                                    Title: President

                                    DIABETES ACQUISITION, INC.

                                           /s/ Yvonne V. Scoggins
                                    --------------------------------------------
                                    Name:  Yvonne V. Scoggins
                                    Title:  Treasurer

                                           /s/ Roberta L. McCaw
                                    --------------------------------------------
                                    Name:  Roberta L. McCaw
                                    Title:  Secretary

                                    DIABETES SELF CARE, INC.

                                           /s/ Parker H. Petit
                                    --------------------------------------------
                                    Name:  Parker H. Petit
                                    Title:  President

                                           /s/ Roberta L. McCaw
                                    --------------------------------------------
                                    Name:  Roberta L. McCaw
                                    Title:  Secretary

                                    DIABETES MANAGEMENT SOLUTIONS, INC.

                                           /s/ Parker H. Petit
                                    --------------------------------------------
                                    Name:  Parker H. Petit
                                    Title: President

                                           /s/ Roberta L. McCaw
                                    --------------------------------------------
                                    Name:  Roberta L. McCaw
                                    Title: Secretary

                                    FACET TECHNOLOGIES, L.L.C

                                           /s/ Yvonne V. Scoggins
                                    --------------------------------------------
                                    Name:  Yvonne V. Scoggins
                                    Title: Treasurer

                                           /s/ Roberta L. McCaw
                                    --------------------------------------------
                                    Name:  Roberta L. McCaw
                                    Title: Secretary

                                    GAINOR MEDICAL ACQUISITION COMPANY

                                           /s/ Yvonne V. Scoggins
                                    --------------------------------------------
                                    Name:  Yvonne V. Scoggins
                                    Title: Treasurer

                                           /s/ Roberta L. McCaw
                                    --------------------------------------------
                                    Name:  Roberta L. McCaw
                                    Title: Secretary

                                    GAINOR MEDICAL INTERNATIONAL, L.L.C.

                                           /s/ Yvonne V. Scoggins
                                    --------------------------------------------
                                    Name:  Yvonne V. Scoggins
                                    Title: Treasurer

                                           /s/ Roberta L. McCaw
                                    --------------------------------------------
                                    Name:  Roberta L. McCaw
                                    Title: Secretary

                                    GAINOR MEDICAL DIRECT, L.L.C.

                                           /s/ Yvonne V. Scoggins
                                    --------------------------------------------
                                    Name:  Yvonne V. Scoggins
                                    Title: Treasurer

                                           /s/ Roberta L. McCaw
                                    --------------------------------------------
                                    Name:  Roberta L. McCaw
                                    Title: Secretary

                                    INFERTILITY MANAGEMENT SERVICES, INC.

                                           /s/ Yvonne V. Scoggins
                                    --------------------------------------------
                                    Name:  Yvonne V. Scoggins
                                    Title: Treasurer

                                           /s/ Roberta L. McCaw
                                    --------------------------------------------
                                    Name:  Roberta L. McCaw
                                    Title: Secretary

                                    MARKETRING.COM, INC.

                                           /s/ Parker H. Petit
                                    --------------------------------------------
                                    Name:  Parker H. Petit
                                    Title: Vice President

                                           /s/ Yvonne V. Scoggins
                                    --------------------------------------------
                                    Name:  Yvonne V. Scoggins
                                    Title: Treasurer

                                    MATRIA LABORATORIES, INC.

                                           /s/ Yvonne V. Scoggins
                                    --------------------------------------------
                                    Name:  Yvonne V. Scoggins
                                    Title: Vice President and Treasurer

                                           /s/ Roberta L. McCaw
                                    --------------------------------------------
                                    Name:  Roberta L. McCaw
                                    Title: Secretary

                                    PFCC LIQUIDATION CORP.

                                           /s/ Parker H. Petit
                                    --------------------------------------------
                                    Name:  Parker H. Petit
                                    Title: President

                                           /s/ Roberta L. McCaw
                                    --------------------------------------------
                                    Name:  Roberta L. McCaw
                                    Title: Secretary

                                    PFPC LIQUIDATION CORP.

                                           /s/ Parker H. Petit
                                    --------------------------------------------
                                    Name:  Parker H. Petit
                                    Title: President

                                           /s/ Roberta L. McCaw
                                    --------------------------------------------
                                    Name:  Roberta L. McCaw
                                    Title: Secretary

                                    PFMG LIQUIDATION CORP.

                                           /s/ Parker H. Petit
                                    --------------------------------------------
                                    Name:  Parker H. Petit
                                    Title: President

                                           /s/ Roberta L. McCaw
                                    --------------------------------------------
                                    Name:  Roberta L. McCaw
                                    Title: Secretary

                                    NATIONAL REPRODUCTIVE MEDICAL CENTERS, INC.

                                           /s/ Parker H. Petit
                                    --------------------------------------------
                                    Parker H. Petit
                                    President

                                           /s/ Roberta L. McCaw
                                    --------------------------------------------
                                    Roberta L. McCaw
                                    Secretary

                                    Q LIQUIDATION CORP.

                                           /s/ Parker H. Petit
                                    --------------------------------------------
                                    Parker H. Petit
                                    President

                                           /s/ Roberta L. McCaw
                                    --------------------------------------------
                                    Roberta L. McCaw
                                    Secretary

                                    QUALITY ONCOLOGY, INC.

                                           /s/ Parker H. Petit
                                    --------------------------------------------
                                    Parker H. Petit
                                    Chairman

                                           /s/ Roberta L. McCaw
                                    --------------------------------------------
                                    Roberta L. McCaw
                                    Secretary

                                    SHARED CARE, INC.

                                           /s/ Parker H. Petit
                                    --------------------------------------------
                                    Parker H. Petit
                                    President

                                           /s/ Roberta L. McCaw
                                    --------------------------------------------
                                    Roberta L. McCaw
                                    Secretary

                                    WELLS FARGO BANK, N.A., as Trustee

                                    By:    /s/ Joseph P. O'Donnell
                                       -----------------------------------------
                                    Name:  Joseph P. O'Donnell
                                    Title: Assistant Vice President